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                                                                    EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT
                             AS OF DECEMBER 31, 2002



FULL NAME OF SUBSIDIARY                               PLACE OF INCORPORATION
-----------------------                               ----------------------
FUND AMERICAN REINSURANCE COMPANY, LTD                BERMUDA

WHITE MOUNTAINS HOLDINGS (BARBADOS) SRL               BARBADOS, WEST INDIES

WM ASSET MANAGEMENT (BARBADOS) SRL                    BARBADOS, WEST INDIES

WM BRIDGETOWN (BARBADOS) SRL                          BARBADOS, WEST INDIES

WM ENTERPRISES (BARBADOS) SRL                         BARBADOS, WEST INDIES

FUND AMERICAN ENTERPRISES HOLDINGS, INC.              DELAWARE, USA

FUND AMERICAN COMPANIES, INC.                         DELAWARE, USA

WHITE MOUNTAINS ADVISORS LLC                          DELAWARE, USA

ONEBEACON INSURANCE GROUP LLC                         DELAWARE, USA

ONEBEACON INSURANCE COMPANY                           PENNSYLVANIA, USA

ONEBEACON AMERICA INSURANCE COMPANY                   MASSACHUSETTS, USA

THE CAMDEN FIRE INSURANCE ASSOCIATION                 NEW JERSEY, USA

PENNSYLVANIA GENERAL INSURANCE COMPANY                PENNSYLVANIA, USA

HOMELAND INSURANCE COMPANY OF NEW YORK                NEW YORK, USA

THE NORTHERN ASSURANCE COMPANY OF AMERICA             MASSACHUSETTS, USA

ESURANCE INSURANCE COMPANY                            OKLAHOMA, USA

FOLKSAMERICA HOLDING COMPANY, INC.                    NEW YORK, USA

FOLKSAMERICA REINSURANCE COMPANY                      NEW YORK, USA

HOMELAND CENTRAL INSURANCE COMPANY                    IOWA, USA


Certain other subsidiaries of the Company and its subsidiaries have been omitted since, in the aggregate, they would not constitute a significant subsidiary.